Exhibit 99.1

January 28, 2013

Dear Limited Partner in Rancon Realty Fund IV:

During the time that Rancon IV has existed, the investment culture has gone full-circle several times. Real estate investments, stocks and mutual funds, municipal bonds, even gold and precious metals have been in and out of favor. Revisions to state and federal income tax regulations have had an impact on the perceived and actual value of investments. Today, the media is filled with concerns about unemployment, gas prices and even the fiscal cliff. Throughout it all, the long-term goal of your partnership has remained the same – to create, improve and maintain the value of the properties owned by Rancon IV.

HELP RANCON REALTY FUND IV GO GREEN!

In an effort to reduce paper and the costs associated with printing and mailing of reports such as this one, we’d like to offer you the option of receiving your quarterly and annual reports and other similar communications via email. If you are interested, please send an email to rancon@myinvestment.com and include your email address, plus your name and current mailing address and the P* number from the address section on the outside cover of this report. Reports and other communications sent to you via email will be sent to you without cost. You may change your election at any time and, even if you elect to receive materials by email, you may request a paper copy of the referenced materials at no charge by calling Investor Services toll free at 888.909.7774.

PROPERTY UPDATE

The twelve properties owned by Rancon Realty Fund IV as a part of the Tri City Corporate Centre include the following five office buildings and seven retail properties.

Office Property	Description/Square Footage

Carnegie Business Center I	Two office buildings/62,538 square feet of space
Northcourt Plaza	Two-story office building/77,589 square feet of space
North River Place	Three-story office building/71,157 square feet of space
One Vanderbilt	Four-story office building/73,729 square feet of space
Vanderbilt Plaza	Four-story office building/114,707 square feet of space

Retail Property	Description/Square Footage

Mimi’s Café	Restaurant/6,455 square feet of space
Palm Court Retail #1	Retail building/5,053 square feet of space
Palm Court Retail #2	Retail building/7,433 square feet of space
Promotional Retail Center	Four retail buildings/66,244 total square feet of space
Promotional Retail Center II	Retail building/39,123 square feet of space
Service Retail Center	Two retail buildings/20,780 total square feet of space
TGI Friday’s	Restaurant/9,956 square feet of space

Combined occupancy at the properties increased from 69% as of September 30, 2011, to 71% as of September 30, 2012. According to the recent CBRE MarketView report on the Inland Empire Office Market, “Since the fourth quarter of 2008, the overall vacancy rate in the Inland Empire has been above 20% and is expected to remain at this level…through the third quarter of next year.” Occupancy at the Rancon IV Office Properties is at the 79% level, reflective of CBRE’s observations. The corresponding CBRE MarketView report on the Inland Empire Retail Market

261 Boeing Court

Livermore, California 94551

925.241.7143   Fax 925.371.0167

Toll-free 888.909.7774

indicates that “The Inland Empire retail market was among those hardest hit…[however] rental rates should begin to slowly tick upwards into the second half of next year.” Our goal is to strengthen property values by increasing occupancy, and by managing the upkeep and appearance of the properties and grounds.

Rancon IV is required, by the terms of its partnership agreement, to dissolve by no later than December 31, 2015. In 2013, we intend to explore the options available in connection with the anticipated dissolution of the Partnership.

VALUATION ESTIMATE FOR 2013

The per Unit valuation estimate for Rancon Realty Fund IV as of December 31, 2012, is $610 per Unit. The General Partners have established the per Unit valuation estimate based solely on the estimated net asset value of the Partnership’s properties and other assets. For further detail on how the valuation was determined, please refer to our Current Report on Form 8-K, dated January 25, 2013, which has been filed with the SEC, and can be obtained by request to Investor Services or from the SEC’s website at www.sec.gov.

Unlike stocks and mutual funds, which experience daily price changes, the Partnership’s valuation of its outstanding Units is made once a year, as of December 31, and is not revised throughout the year. It thus does not reflect changes in the net asset value of the Partnership’s properties and other assets that may occur throughout the year. No third-party appraisals were obtained in connection with the General Partners’ valuation of the Units, and the General Partners’ valuation and the methodology they employed to value the Units has not been verified or reviewed by any third-party advisor, including Rancon IV’s auditors. The actual amount for which the Partnership’s properties are eventually sold may be materially lower than the current estimates of their fair market values made by the General Partners. The General Partners’ valuation of the Units also does not represent the price Units can be sold for on the informal secondary market. That price is generally 10 to 40% of the current per Unit valuation, less any fees or commissions that may be charged.

Some investors have contacted us, asking how to liquidate (sell) their Partnership Units. Remember that Rancon Realty Fund IV is not publicly traded, so options for selling are extremely limited. Upon request, we can provide a list of potential buyers that you can contact and possibly negotiate with to facilitate the sale of your Units. While we can provide a list of potential buyers, we cannot confirm the potential buyers’ ability to follow through on any proposal they may make to you to purchase your Units. Anyone who purchases Rancon IV units does so at prices between 10% and 40% of the current valuation estimate (noted above).

This letter also includes unaudited financial information for the quarter ended September 30, 2012. Reference is made to the Partnership’s Quarterly Report on Form 10-Q, as filed with the SEC, for further information on the Partnership’s result of operations for the quarter ended September 30, 2012.

If you have questions or need additional information, please don’t hesitate to contact Investor Services, toll free at 888.909.7774. We are here to help you – if you have questions about changing your address or transferring your IRA to a new custodian, contact us either by phone or by visiting our website at www.myinvestment.com. On the website, you can find information on how to contact us by email, and even submit a change of address electronically.

Sincerely,

Dan Stephenson	Judy Henrich
General Partner	Preferred Partnership Services, Inc.

Note: Certain statements contained in this Report may be deemed to be forward-looking statements under the federal securities laws. Such statements generally can be identified by our use of words such as “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “think,” “continue,” or other similar words. For a list of the factors that could cause actual results to vary materially from those expressed in these forward-looking statements, see our Annual Report on Form 10-K for the year ended December 31, 2011, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

RANCON REALTY FUND IV,

A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Balance Sheets

(in thousands, except units outstanding)

(Unaudited)

	September 30, 2012	December 31, 2011
Assets
Investments in real estate:
Rental properties	$64,086	$65,714
Accumulated depreciation	(22,965)	(22,757)

Rental properties, net	41,121	42,957
Cash and cash equivalents	2,800	2,624
Accounts receivable, net	250	130
Deferred costs, net of accumulated amortization of $1,751 and $1,918 as of September 30, 2012 and December 31, 2011, respectively	2,183	2,075
Prepaid expenses and other assets	2,361	1,784

Total assets	$48,715	$49,570

Liabilities and Partners’ Equity (Deficit)
Liabilities:
Note payable and line of credit	$29,253	$29,591
Accounts payable and other liabilities	677	418
Tenant and building improvements payable	—	213
Prepaid rent	227	234

Total liabilities	30,157	30,456

Commitments and contingent liabilities (Note 6)
Partners’ Equity (Deficit):
General Partner	(862)	(864)
Limited partners, 65,819 limited partnership units outstanding as of September 30, 2012 and December 31, 2011	19,420	19,978

Total partners’ equity	18,558	19,114

Total liabilities and partners’ equity	$48,715	$49,570

RANCON REALTY FUND IV,

A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Statements of Operations

(in thousands, except per unit amounts and units outstanding)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Operating revenue
Rental revenue and other	$1,988	$2,035	$6,053	$5,989
Tenant reimbursements	341	297	828	799

Total operating revenue	2,329	2,332	6,881	6,788

Operating expenses
Property operating expenses	1,225	1,206	3,130	3,150
Depreciation and amortization	847	902	2,657	2,671
General and administrative	196	216	648	674

Total operating expenses	2,268	2,324	6,435	6,495

Operating income	61	8	446	293
Interest and other income	12	—	12	1
Interest expense (including amortization of loan fees)	(404)	(415)	(1,216)	(1,188)

Loss before gain on sale of property	(331)	(407)	(758)	(894)

Gain on sale of property	202	—	202	—

Net Loss	$(129)	$(407)	$(556)	$(894)

Basic and diluted net loss per limited partnership unit	$(2.07)	$(6.12)	$(8.48)	$(13.45)

Rancon Realty Fund IV

261 Boeing Court

Livermore, CA 94551

Address Service Requested